FOR MORE INFORMATION                          FOR IMMEDIATE RELEASE
Jeff Battcher (404-713-0274)                         April 20, 2000
Pattie Kushner (404-249-2365)


                 BellSouth Reports 13% Growth in Normalized EPS
      Company adds nearly 1.3 million wireless customers in first quarter;
          Data/Internet/E>Commerce revenues grow 30.6% to $811 million

     ATLANTA - With its domestic and international wireless businesses adding nearly 1.3 million customers in the first three months of 2000, BellSouth Corporation (NYSE: BLS) reported first quarter earnings per share (EPS) before special items of 52 cents, a 13.0 percent increase. Consolidated revenues were a first quarter record $6.5 billion, boosted by 30.6 percent growth in data revenues.

     EPS was 52 cents before the effect of two offsetting one-time items: a gain of 4 cents related to the restructuring of BellSouth's investment in German wireless company E-Plus; and a charge of 3 cents for severance benefits related to a workforce reduction announced in February. In the first quarter a year ago, EPS was 46 cents before a non-cash loss of 14 cents related to foreign currency devaluation. On a reported basis, EPS of 53 cents in the first quarter of 2000 increased 65.6 percent compared to 32 cents in the three months ended March 31, 1999.

     "Our strategies are positioning BellSouth for more growth based on the strength of our assets," said Duane Ackerman, chairman and chief executive officer. "Our deal to combine the domestic wireless operations of BellSouth and SBC Communications highlights that strength. The new company will immediately become the second largest wireless company in voice customers, plus it will boast the leading digital network for data services such as wireless Web access, e-mail, stock quotes, news alerts and transactions nationwide."

Domestic Wireless

     BellSouth's domestic wireless businesses added an average of nearly 100,000 customers per month in the first quarter on a proportionate basis. At March 31, BellSouth served 5.6 million mobile phone customers in the U.S., an annual growth rate of 15.4 percent (adjusted for the 1999 sale of Honolulu Cellular), up from 14.1 percent in the fourth quarter of 1999. In addition to winning new customers, BellSouth's digital one-rate plans and other attractively priced service packages are driving increased usage and revenues. Proportionate wireless revenues of $792 million grew 15.1 percent compared to $688 million (normalized for Honolulu) in the same quarter of 1999. Average revenue per subscriber of $53 in the first quarter of 2000 increased 8.2 percent compared to $49 in the same quarter a year ago.

International

     BellSouth added nearly 1 million international wireless customers in the first quarter of 2000 (proportionate basis), fueling an annual growth rate of
70.6 percent. First quarter proportionate revenues climbed 19.9 percent, to $844 million in 2000 from $704 million in the same quarter of the previous year. With operations concentrated in Latin America and Europe, BellSouth's businesses now cover a total population overseas of nearly 276 million and serve 13.8 million total wireless customers (6.8 million on a proportionate basis).

Data, Internet, E>Commerce

     Web hosting, Internet access and e>commerce applications for customers helped BellSouth generate digital and data revenues of $811 million in the first quarter of 2000, a 30.6 percent increase compared to $621 million in the same quarter a year earlier. Equivalent access lines, which include broadband data services as well as traditional switched lines, grew at an annual rate of 17.2 percent. BellSouth Internet Service now serves more than 735,000 consumer and business customers, while customers of high-speed Internet access products such as DSL total 49,000.

Packages and Calling Features

With service packages such as the BellSouth(r) Complete Choice(r) Plan leading the way, calling feature revenues were $515 million in the first quarter of 2000, a 16.0 percent increase compared to $444 million in the same three months of 1999. More than one in four residential customers subscribe to Complete Choice, which packages basic service with any or all of some two dozen calling features such as Caller ID. Including packages, Caller ID now is used on more than 40 percent of BellSouth residential lines.

Additional Financial Highlights

BellSouth's consolidated revenues of $6.5 billion increased 8.6 percent compared to $6.0 billion in the first quarter of 1999. Consolidated expenses increased
9.6 percent, not including $78 million for severance benefits. Normalized net income of $981 million increased 9.6 percent compared to the first quarter of 1999, when net income was $895 million (before a foreign currency loss of $280 million). Reported net income of $1.0 billion reflected a gain of $68 million on the E-Plus restructuring, and after-tax expenses of $48 million for the severance benefits.

     BellSouth is a $25 billion communications services company. It provides telecommunications services, Internet, data and e>commerce applications, wireless communications, cable and digital TV, and online and directory advertising to nearly 39 million customers in 19 countries worldwide.

BellSouth invites to you access our computer viewable and downloadable earnings commentary and financial statements on our Web site, www.bellsouth.com/investor.

In addition, recorded earnings commentary is available on the BellSouth Investor Newsline at 770-662-0779 from 10 a.m. Eastern time Thursday, April 20 through Wednesday, April 26, 2000.

BellSouth Corporation
Consolidated Statements of Income (unaudited)
(amounts in millions, except per share data)
                                            Quarter Ended
                                       3/31/00   3/31/99  % Change

Operating Revenues
      Wireline communications
          Local service                 $2,821    $2,654      6.3%
          Network access                 1,263     1,191      6.0%
          Long distance                    135       150    (10.0%)
          Other wireline                   285       280      1.8%
             Total wireline
               communications            4,504     4,275      5.4%
      Domestic wireless                    853       744     14.7%
      International operations             664       561     18.4%
      Advertising and publishing           364       343      6.1%
      Other                                102        50       N/M
          Total Operating Revenues       6,487     5,973      8.6%

Operating Expenses
      Operational and support expenses   3,568     3,253      9.7%
      Depreciation and amortization      1,218     1,113      9.4%
      Severance accrual                     78         -       N/M
          Total Operating Expenses       4,864     4,366     11.4%
Operating Income                         1,623     1,607      1.0%
Interest Expense                           306       226     35.4%
Other Income (Expense), net                214      (207)      N/M
Income Before Income Taxes               1,531     1,174     30.4%
Provision for Income Taxes                 530       559     (5.2%)
            Net Income                  $1,001      $615     62.8%

Diluted:
      Weighted Average Common
       Shares Outstanding                1,898     1,951     (2.7%)
      Earnings Per Share                 $0.53     $0.32     65.6%


Selected Financial and Operating Data

                                    Quarter Ended
                                 3/31/00      3/31/99      % Change

EBITDA                            $2,919       $2,720          7.3%
EBITDA margin                      45.0%        45.5%        -50bps
Return on average
 equity (annualized)               26.4%        16.1%    + 1,030bps
Return on average
 total capital (annualized)        15.8%        11.3%       +450bps
Digital and data revenues           $811         $621         30.6%
Dividends per share                $0.19        $0.19          0.0%
Capital expenditures              $1,563       $1,387         12.7%

                                         As of
                                 3/31/00      3/31/99      % Change

Common shares outstanding          1,880        1,908         (1.5%)
Book value per share               $8.33        $7.55         10.3%
Debt ratio                         51.0%        47.3%       +370bps
Total employees                   96,653       91,955          5.1%

BellSouth Corporation
Normalized Earnings Summary  (unaudited)
(amounts in millions, except per share data)

                                          Quarter Ended
                                       3/31/00   3/31/99    % Change


Reported Net Income                      $1,001       $615      62.8%
     Gain on E-Plus restructuring (a)       (68)         -          -
     Severance accrual (b)                   48          -          -
     Foreign currency loss(c)                 -        280          -
Normalized Net Income                      $981       $895       9.6%


Reported Diluted Earnings Per Share       $0.53      $0.32      65.6%
     Gain on E-Plus restructuring (a)     (0.04)         -          -
     Severance accrual (b)                 0.03          -          -
     Foreign currency loss(c)                 -       0.14          -
Normalized Diluted Earnings Per Share     $0.52      $0.46      13.0%


Normalized return on average
     equity (annualized)                  25.9%      23.4%    +250bps
Normalized return on average total
     capital (annualized)                 15.6%      15.2%     +40bps

(a) Represents income related to the restructuring of our ownership interest in German wireless operator E-Plus.

(b) Represents expense recorded as a result of our previously announced plan to reduce our domestic workforce.

(c) Represents our share of foreign currency losses recorded during first quarter 1999 as a result of the devaluation of the Brazilian Real during January 1999.

BellSouth Corporation
Consolidated Balance Sheets (unaudited)
(amounts in millions, except per share data)

                                            March 31,  December 31,
                                              2000         1999

Assets
Current Assets:
  Cash and cash equivalents                  $1,154       $1,287
  Temporary cash investments                     28          105
  Accounts receivable--net of
    allowance for uncollectibles
    of $330 and $312                          4,971        5,177
  Material and supplies                         443          451
  Other current assets                          524          367
      Total Current Assets                    7,120        7,387

Investments and Advances                      6,663        6,097
Property, Plant and Equipment, net           24,934       24,631
Deferred Charges and Other Assets             1,652        1,564
Intangible Assets, net                        3,942        3,774
Total Assets                                $44,311      $43,453

Liabilities and Shareholders' Equity
Current Liabilities:
  Debt maturing within one year              $5,484       $7,653
  Accounts payable                            2,085        1,961
  Other current liabilities                   3,918        3,781
    Total Current Liabilities                11,487       13,395

Long-Term Debt                               10,880        9,113

Noncurrent Liabilities:
  Deferred income taxes                       2,828        2,705
  Unamortized investment tax credits            116          126
  Other noncurrent liabilities                3,331        3,299
    Total Noncurrent Liabilities              6,275        6,130

Shareholders' Equity:
  Common stock, $1 par value                  2,020        2,020
  Paid-in capital                             6,775        6,771
  Retained earnings                          12,078       11,456
  Accumulated other comprehensive income        (73)        (358)
  Shares held in trust and treasury          (4,892)      (4,798)
  Guarantee of ESOP debt                       (239)        (276)
    Total Shareholders' Equity               15,669       14,815
Total Liabilities and Shareholders' Equity  $44,311      $43,453

BellSouth Corporation
Consolidated Statements of Income (amounts in millions) (unaudited)

Wireline Communications

                                     Quarter Ended
                                    3/31/00    3/31/99    % Change

Operating Revenues
  Local service                     $2,821     $2,654       6.3%
  Network access                     1,263      1,191       6.0%
  Long distance                        135        150     (10.0%)
  Other wireline                       357        328       8.8%
    Total Operating Revenues         4,576      4,323       5.9%
Operating Expenses
  Operational and support expenses   2,143      2,077       3.2%
  Depreciation and amortization        881        833       5.8%
    Total Operating Expenses         3,024      2,910       3.9%
Operating Income                     1,552      1,413       9.8%
Interest Expense                       162        135      20.0%
Other Income, net                        6          1        N/M
Income Before Income Taxes           1,396      1,279       9.1%
Provision for Income Taxes             533        478      11.5%
  Segment Net Income(1)               $863       $801       7.7%



Selected Financial and Operating Data

                                   Quarter Ended
                               3/31/00    3/31/99    % Change
(amounts in millions)
EBITDA                            $2,433     $2,246       8.3%
EBITDA margin                      53.2%      52.0%    +120bps
Convenience feature revenues        $515       $444      16.0%
Access minutes of use             28,716     26,825       7.0%
Long distance messages               136        177     (23.2%)
Capital expenditures              $1,177     $1,089       8.1%

                                        As of
                                  3/31/00    3/31/99    % Change

Debt ratio                            53.4%      47.7%    +570bps
Equivalent access lines
  in service (thousands):
    Switched access lines           24,726     24,361       1.5%
    Access line equivalents         20,917     14,586      43.4%
Total equivalent access lines
  in service                        45,643     38,947      17.2%
Telephone employees                 64,247     62,934       2.1%

BellSouth Corporation
Supplemental Operating Data  (in thousands)

Wireline Communications  Network Access Lines In Service(a)

                                           As of
                                     3/31/00   3/31/99      % Change


Switched access lines
  Residence                           17,234    16,764          2.8%
  Business                             7,230     7,325         (1.3%)
  Other                                  262       272         (3.7%)
    Total switched access lines
      in service                      24,726    24,361          1.5%
Access line equivalents(b)
  Selected digital data services:
    Basic rate ISDN                      226       193         17.1%
    Primary rate ISDN                    968       625         54.9%
    DS0                                  848       468         81.2%
    DS1                                4,720     3,680         28.3%
    DS3 & higher                      14,155     9,620         47.1%
      Total digital data
        lines in service              20,917    14,586         43.4%

Total equivalent access
  lines in service                    45,643    38,947         17.2%

(a) Prior period operating data are often revised at later dates to reflect updated information. The above information reflects the latest data available for the periods indicated.

(b) Access line equivalents represent a conversion of non-switched data circuits to a switched access line basis and is presented for comparability purposes. Equivalents are calculated by converting data circuits (ISDN, ADSL, DS0, DS1 and DS3) and SONET-based (optical) services (OC12 to OC48) to the equivalent of a switched access line based on transport capacity. While the revenues generated by access line equivalents have a directional relationship with these counts, growth rates cannot be compared on an equivalent basis.

BellSouth Corporation
Consolidated Statements of Income (amounts in millions) (unaudited)

Domestic Wireless(2)

                             Quarter Ended
                          3/31/00     3/31/99    % Change

Operating revenues             $857        $748       14.6%

Segment net income(1)           $60         $60        0.0%

Total assets                 $5,913      $6,392       (7.5%)


Proportionate Basis(3)  Selected Financial and Operating Data

                                     Quarter Ended
                                  3/31/00     3/31/99    % Change
(amounts in millions,
  except customer data in
  thousands)
Wireless revenues, net(4)              $792        $701       13.0%
Net income(5)                           $60         $63       (4.8%)
Operating cash flow(7)                 $290        $269        7.8%
Operating cash flow margin(8)         36.6%       38.4%     -180bps
Customer net adds in period
  (excluding ownership changes)         290         213       36.2%
Average monthly revenue per
  customer(9)                           $53         $49        8.2%

                                          As of
                                    3/31/00     3/31/99    % Change

Customers                               5,637       5,005       12.6%
POPs                                   59,403      58,052        2.3%
Penetration rate(10)                     9.8%        9.4%      +40bps
Property, plant and
  equipment, gross                     $4,743      $4,617        2.7%



Normalized Financial and Operating Data

During the third quarter of 1999, we sold our Honolulu Cellular
Operations. In the following table, we have restated the prior period financial and operating data to reflect these changes and provide more meaningful comparative information for existing operations.

                                 Quarter Ended
                                3/31/00     3/31/99    % Change
(amounts in millions, except
  customer data in thousands)
Wireless revenues, net(4)            $792        $688       15.1%
Customers                           5,637       4,883       15.4%
POPs                               59,403      57,172        3.9%
Penetration rate(10)                 9.8%        9.3%      +50bps

BellSouth Corporation
Consolidated Statements of Income (amounts in millions) (unaudited)

International Operations(2)

                                   Quarter Ended
                                3/31/00     3/31/99    % Change

Operating revenues                   $675        $561       20.3%

Segment net income (loss)(1)(6)       $14        ($20)        N/M

Total assets                       $5,106      $4,110       24.2%


Proportionate Basis(3)  Selected Financial and Operating Data

                                    Quarter Ended
                                  3/31/00     3/31/99    % Change
(amounts in millions, except
  customer data in thousands)
Wireless revenues, net(4)              $844        $704       19.9%
Net income  (5)(6)                      $21         ($8)        N/M
Operating cash flow(7)                 $192        $173       11.0%
Operating cash flow margin(8)         22.7%       24.6%     -190bps
Customer net adds in period
  (excluding ownership changes)         987         574       72.0%
Average monthly revenue per
  customer(9)                           $39         $55      (29.1%)

                                         As of
                                   3/31/00     3/31/99    % Change
Wireless:
     Customers                         6,844       4,012       70.6%
     POPs                            148,901     109,098       36.5%
Penetration rate(10)                    5.4%        4.1%     +130bps
Property, plant and
  equipment, gross                    $3,796      $3,053       24.3%

BellSouth Corporation
Supplemental Operating Data - International Customers and POPs by
Country
(Proportionate Basis(3) in thousands)
                                        Customers As of
     Country      Brand             3/31/00      3/31/99     % Change

Argentina           Movicom             836          613       36.4%
                   Interior               -            -           -
Brazil          BCP (So Paulo)         618          381       62.2%
                BCP (Northeast)         272           78      248.7%
Chile        BellSouth (Santiago)       376          223       68.6%
             BellSouth (Interior)        27            -         N/M
Ecuador            BellSouth            182          118       54.2%
Nicaragua          BellSouth             45           20      125.0%
Panama           BSC de Panama           62           28      121.4%
Peru            Tele2000 (Lima)         299          153       95.4%
              Tele2000 (Interior)        10            -         N/M
Uruguay             Movicom              65           36       80.6%
Venezuela           Telcel            2,215        1,088      103.6%
Guatemala          Guatemala              -            -           -

  Subtotal Latin
  America                             5,007        2,738       82.9%

Denmark             Sonofon             385          381        1.0%
Germany             eplus              920          507       81.5%
India               SkyCell               6            4       50.0%
Israel              Cellcom             526          382       37.7%

  Subtotal Europe and
  Asia/Pacific                        1,837        1,274       44.2%

Total International                   6,844        4,012       70.6%



                                         POPs As of
     Country      Brand             3/31/00      3/31/99     % Change

Argentina           Movicom           8,710       8,775        (0.7%)
                   Interior          14,560           -          N/M
Brazil          BCP (So Paulo)       8,049       8,049            -
                BCP (Northeast)      12,451      12,451            -
Chile        BellSouth (Santiago)     7,500       7,400         1.4%
             BellSouth (Interior)     7,600           -          N/M
Ecuador            BellSouth         11,086      10,996         0.8%
Nicaragua          BellSouth          2,581       2,581            -
Panama           BSC de Panama        1,223       1,135         7.8%
Peru            Tele2000 (Lima)       7,069       4,133        71.0%
              Tele2000 (Interior)    17,334      10,037        72.7%
Uruguay             Movicom             966         966            -
Venezuela           Telcel           18,132      18,132            -
Guatemala          Guatemala          7,140           -          N/M

  Subtotal Latin
  America                           124,401      84,655        47.0%

Denmark             Sonofon           2,465       2,465            -
Germany             eplus           18,568      18,545         0.1%
India               SkyCell           1,348       1,348            -
Israel              Cellcom           2,119       2,085         1.6%

  Subtotal Europe and
  Asia/ Pacific                      24,500      24,443         0.2%

Total International                 148,901     109,098        36.5%

BellSouth Corporation
Consolidated Statements of Income (amounts in millions) (unaudited)

Advertising and Publishing

                             Quarter Ended
                           3/31/00       3/31/99      % Change

Operating revenues               $369          $346          6.6%
Segment net income(1)             $90           $84          7.1%
Total assets                   $1,552        $1,184         31.1%


Selected Financial and Operating Data

                                  Quarter Ended
                              3/31/00       3/31/99      % Change

EBITDA                              $155          $146          6.2%
EBITDA margin                      42.0%         42.2%        -20bps








Other

                                   Quarter Ended
                               3/31/00       3/31/99      % Change

Operating revenues                   $190          $120         58.3%
Segment net loss(1)                  ($39)         ($57)        31.6%
Total assets                       $1,395        $1,393          0.1%

BellSouth Corporation
Notes

(1) Segment net income (loss) is based on normalized results which exclude certain one-time transactions and certain corporate intercompany billings. Intersegment revenues are not eliminated for purposes of management reporting.

(2) Domestic wireless and international operations financial and operating data are reported one month in arrears, except for domestic wireless customers and POPs which are presented as of quarter end.

(3) Proportionate basis financial and operating data reflect our ownership interest in the total operating results for each of our wireless properties, both domestic and international, whether or not consolidated for financial statement presentation purposes. Proportionate basis customers and POPs represent end of period customers and estimated market population, respectively, multiplied by our ownership interest in a licensee operating in that market.

(4) Wireless revenues, net includes activation fees, access, airtime, roaming (net), long distance, equipment sales, value added services and other revenue. Proportionate domestic wireless revenues have been adjusted to include the cost of equipment sold to customers.

(5) Net income (loss) represents our proportionate interest in the net income (loss) of the respective operations and does not include gains (losses) from the sale of properties or development expenses for markets prior to service initiation.

(6)  International operations' first quarter 1999 segment net income
     (loss) and proportionate basis net income (loss) exclude $280 million in foreign exchange losses associated with the devaluation of the Brazilian Real to U.S. Dollar exchange rate.

(7) Operating cash flow is defined as operating income plus depreciation and amortization. While it represents our proportionate interest in the operating entities' operating cash flows, it does not necessarily represent cash available to us.

(8) Operating cash flow margin is calculated by dividing operating cash flow by wireless revenues, net.

(9) Average monthly revenue per customer is calculated by dividing average monthly revenue by average proportionate basis customers. Average monthly revenue includes activation fees, access, airtime, roaming (net), long distance and value added services.

(10) Penetration rate is calculated by dividing proportionate basis customers by proportionate basis POPs (excludes POPs in markets where service has not been initiated).